CEDAR PARK APARTMENTS

THIRD AMENDMENT TO CONTRACT OF SALE

THIS THIRD AMENDMENT TO CONTRACT OF SALE (this “Amendment”) is entered into effective as of March 27, 2008 (the “Effective Date”), by and between CEDAR PARK MULTIFAMILY, LTD., a Texas limited partnership (“Seller”), and GRUBB & ELLIS REALTY INVESTORS, LLC (formerly known as TRIPLE NET PROPERTIES, LLC), a Virginia limited liability company (together with its successors and assigns, “Buyer”).

RECITALS

A. Seller and Buyer are parties to that certain Contract of Sale dated effective as of January 8, 2008 (the “Agreement”), with respect to that certain real and personal property located in Williamson County, Texas and more particularly described in the Agreement (the “Property”). The Agreement was amended by Amendment to Contract of Sale dated effective February 26, 2008 (“First Amendment”) and by Second Amendment to Contract of Sale dated effective March 7, 2008 (“Second Amendment”).

B. Section 4(a) provides that for Buyer to extend the scheduled Closing Date, Buyer must (i) notify Seller of such election at least five (5) days prior to the scheduled Closing Date; and (ii) deposit with the Title Company the Extension Fee in the amount of $150,000.00 by the same date. The Closing was scheduled to occur on March 10, 2008. Buyer notified Seller by letter dated March 3, 2008 of Buyer’s election to extend the Closing Date and requested that Seller extend the date the Extension Fee is due.

C. Seller and Buyer desire to amend the Agreement as hereinafter provided.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and the mutual agreements herein set forth and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

2. Extension Fee and Closing. Seller and Buyer agree that (i) the date the Extension Fee is due is hereby extended until April 4, 2008; and (ii) the Closing shall occur on or before April 9, 2008.

3. Ratification. Seller and Buyer acknowledge and agree that, except as amended herein and by the First Amendment and Second Amendment, the Agreement is in full force and effect and is hereby ratified and confirmed.

4. Miscellaneous. This Amendment (i) may be executed by facsimile signatures and in several counterparts, and each counterpart when so executed and delivered shall constitute an original of this Amendment, and all such separate counterparts shall constitute but one and the same Amendment and (ii) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supercedes all prior agreements, consents and understandings related to such subject matter.

EXECUTED to be effective as of the date first above written.

SELLER:

CEDAR PARK MULTIFAMILY, LTD.

By:	1341-Discover Multifamily, Ltd., a Texas Limited partnership, its general partner
By:	ROLED Cedar Park, LLC, a Texas

limited liability company, its General

Partner

By: /s/ Edmund H. Garahan
Name: Edmund Garahan, Manager

By: /s/ Roland Stewart
Name: Roland Stewart, Manager

BUYER:

GRUBB & ELLIS REALTY INVESTORS, LLC

(formerly known as Triple Net Properties, LLC)

By: /s/ Jeff Hanson
Name: Jeff Hanson
Title: Chief Investment Officer